Exhibit 16.1

                                                    RH
________________________________________________________________________________

Robison, Hill & Co.                                 Certified Public Accountants
A PROFESSIONAL CORPORATION
                                                    Brent M. Davies, CPA
                                                    David O. Seal, CPA
                                                    W. Dale Westenskow, CPA
                                                    Barry D. Loveless, CPA





                         February 3, 2004

Securities and Exchange Commission Mail Stop 11-3
450 5th Street N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4(a) of Innovative Software Technologies, Inc.'s Form 8-K dated February 2, 2004, and we agree with the statements made therein.



                               Sincerely,


                               /s/ Robision, Hill & Co.
                               ------------------------------------------
                               Certified Public Accountants







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